UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          July 1, 2010

Commission File Number	Registrant, State of Incorporation, Address And Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Georgia Power Company.  Information contained herein relating to each registrant is filed by each registrant solely on its own behalf.  Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                   Other Events.

See MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “PSC Matters – Rate Plans” of Georgia Power Company (“Georgia Power”) and MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “PSC Matters – Georgia Power” of The Southern Company (“Southern”) in Item 7 of the Annual Report on Form 10-K for the year ended December 31, 2009 (the “Annual Report”).  Also see Note 3 to the financial statements of Georgia Power under “Retail Regulatory Matters – Rate Plans” and of Southern under “Retail Regulatory Matters – Georgia Power – Retail Rate Plans” and “– Costs of Removal” in Item 8 of the Annual Report for information regarding Georgia Power’s current retail rate plan (the “2007 Retail Rate Plan”).
In accordance with the 2007 Retail Rate Plan, Georgia Power filed a base rate case with the Georgia Public Service Commission (“PSC”) on July 1, 2010 (the “2010 Rate Case”).  The filing includes a requested rate increase totaling $615 million, or 8.2 percent of retail revenues, to be effective January 1, 2011 based on a proposed retail return on common equity (“ROE”) of 11.95 percent.  The requested increase will be recovered through Georgia Power’s existing base rate tariffs as follows: $451 million, or 6.0 percent, through the traditional base rate tariffs, $115 million, or 1.5 percent, through the Environmental Compliance Cost Recovery Tariff (“ECCR”) tariff, $32 million through the Demand Side Management (“DSM”) tariffs, and $17 million through the Municipal Franchise Fee (“MFF”) tariff.   The majority of the increase in retail revenues is being requested to cover the costs of environmental compliance and continued investment in new generation, transmission and distribution facilities to support growth and ensure reliability.  The remainder of the increase includes recovery of higher operation, maintenance and other investment costs to meet the current and future demand for electricity.

            Unlike rate plans based on traditional one-year test periods, the 2007 Retail Rate Plan was designed to operate for the three-year period ending December 31, 2010. The 2010 Rate Case request includes proposed enhancements to the structure of the 2007 Retail Rate Plan to fit the current economic climate, including a process of annual tariff compliance reviews that would allow it to continue to operate for multiple years (the “Proposed Alternate Rate Plan”).  The primary points of the Proposed Alternate Rate Plan include:

•	Continuation of a plus or minus 100 basis point range for ROE.

•
Creation of an Adjustable Cost Recovery (“ACR”) tariff.  If approved, beginning with an effective date of January 1, 2012, the ACR will work to maintain Georgia Power’s earnings within the ROE band established by the Georgia PSC in this case.  If Georgia Power’s earnings projected for the upcoming year are within the ROE band, no adjustment under the ACR tariff will be requested.  If Georgia Power’s earnings projected for the upcoming year are outside (either above or below) the approved ROE band, the ACR tariff will be used to adjust projected earnings back to the mid-point of the approved ROE band.

The ACR tariff would also return to the sharing mechanism used prior to the 2007 Retail Rate Plan whereby two-thirds of any actual earnings for the previous year above the approved ROE band would be refunded to customers, with the remaining one-third retained by Georgia Power as incentive to manage expenses and operate as efficiently as possible.  In addition, if earnings are below the approved ROE band, Georgia Power would accept one-third of the shortfall and retail customers would be responsible for the remaining two-thirds.

•
Creation of a new Certified Capacity Cost Recovery (“CCCR”) tariff to recover costs related to new capacity additions certified by the Georgia PSC and updated through applicable project construction monitoring reports and hearings.

•
Continuation and enhancement of the ECCR and DSM-Residential tariffs from the 2007 Retail Rate Plan and creation of a DSM-Commercial tariff to recover environmental capital and operating costs resulting from governmental mandates and DSM costs approved and certified by the Georgia PSC.

•	Implementation of an annual review of the MFF tariff to adjust for changes in relative gross receipts between customers served inside and outside municipal boundaries.

These proposed enhancements would become effective in 2012 with revenue requirements for each tariff updated through separate compliance filings based on Georgia Power’s budget for the upcoming year. Based on Georgia Power’s 2010 budget, earnings are currently projected to be slightly below the proposed ROE band in 2012 and within the band in 2013.  However, updated budgets and revenue forecasts may eliminate, increase or decrease the need for an ACR tariff adjustment in either year.  In addition, Georgia Power currently estimates the ECCR tariff would increase by $120 million in 2012 and would decrease by $12 million in 2013.  The CCCR tariff would begin recovering the costs of Plant McDonough Units 4, 5 and 6 with increases of $99 million in February 2012, $77 million in June 2012, and $76 million in February 2013.  The DSM tariffs would increase by $17 million in 2012 and $18 million in 2013 to reflect the terms of the stipulated agreement in Georgia Power’s 2010 DSM Certification proceeding.  Amounts recovered under the MFF tariff are based on amounts recovered under all other tariffs.

Georgia Power expects the Georgia PSC to issue a final order in this matter during December 2010.  The final outcome of this matter cannot now be determined.
Cautionary Notice Regarding Forward-Looking Statements
This Current Report on Form 8-K includes forward-looking statements regarding Georgia Power’s filing with the Georgia PSC to increase retail base rates, implement new base rate tariffs, and modify existing base rate tariffs, as well as statements regarding projected earnings.  There are various factors that could cause actual results to differ materially from those suggested by the forward-looking statements; accordingly, there can be no assurance that such indicated results will be realized.  These factors include:  state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and other cost recovery and the Georgia PSC’s review of the 2010 Rate Case (the final outcome of which may differ materially from Georgia Power’s proposal); the impact of recent and future federal and state regulatory change, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry, implementation of the Energy Policy Act of 2005, environmental laws including regulation of water quality, coal combustion byproducts, and emissions of sulfur, nitrogen, carbon, soot, particulate matter, hazardous air pollutants, including mercury, and other substances, and also changes in tax and other laws and regulations to which Southern and its subsidiaries, including Georgia Power, are subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings or inquiries, including the pending Environmental Protection Agency civil actions against certain Southern subsidiaries, Federal Energy Regulatory Commission matters, and Internal Revenue Service audits; the effects, extent and timing of the entry of additional competition in the markets in which Southern’s subsidiaries, including Georgia Power, operate; variations in the demand for electricity, including those related to weather, the general economy and recovery from the recent recession, population and business growth (and declines), and the effect of energy conservation measures; available sources and costs of fuel; effects of inflation; ability to control costs and avoid cost overruns during the development and construction of facilities; investment performance of Southern’s employee benefit plans and Georgia Power’s nuclear decommissioning trusts; advances in technology; potential Department of Energy loan guarantees related to the potential Plant Vogtle expansion; internal restructuring or other restructuring options that may be pursued; the ability of counterparties of Southern and its subsidiaries, including Georgia Power, to make payments as and when due and to perform as required; the ability to obtain new short- and long-term contracts with wholesale customers; the direct or indirect effect on the business of Southern and its subsidiaries, including Georgia Power, resulting from terrorist incidents and the threat of terrorist incidents; interest rate fluctuations and financial market conditions and the results of financing efforts, and the credit ratings of Southern and its subsidiaries, including Georgia Power; the ability of Southern and its subsidiaries, including Georgia Power, to obtain additional generating capacity at competitive prices; catastrophic events such as fires, earthquakes, explosions, floods, hurricanes, pandemic health events, such as influenzas, or other similar occurrences; the direct or indirect effects on the business of Southern and its subsidiaries, including Georgia Power, resulting from incidents affecting the U.S. electric grid or operation of generating resources; the effect of accounting pronouncements issued periodically by standard setting bodies; and other factors discussed in reports filed by Southern and Georgia Power from time to time with the Securities and Exchange Commission, including the Annual Report.  Southern and Georgia Power expressly disclaim any obligation to update these forward looking statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:           July 1, 2010                                                      THE SOUTHERN COMPANY

By                /s/Melissa K. Caen
Melissa K. Caen
Assistant Secretary

GEORGIA POWER COMPANY

By                /s/Melissa K. Caen
Melissa K. Caen
Assistant Secretary